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                                 EXHIBIT 99(A)





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                                                                  EXECUTION COPY



                                October 4, 1993



BGLS Inc.
Brooke Group Ltd.
c/o Brooke Group Ltd.
100 S.E. Second Street
Miami, Florida  33131

           Re:      Exchange, Purchase, Acceptable New Valley
                    Reorganization and Related Transactions
                    (Amended and Restated)

Ladies and Gentlemen:

                 When this letter agreement is countersigned by you, the letter agreement dated as of October 4, 1993 among the parties hereto entitle "Re:
Exchange, Purchase, Acceptable New Valley Reorganization and Related Transactions" is hereby amended and restated in its entirety to read as follows:

                 This letter agreement, when countersigned by you, shall constitute a binding letter of intent with respect to the transactions described below, subject, as applicable, to the conditions described below. As set forth below in more detailed provisions (which more detailed provisions shall govern), (i) New Valley Class A Preferred Shares and New Valley Common Shares shall be acquired by the Apollo Holder (which may be Newco) and, if they so elect, other holders of BGLS Debt, such acquisition to be made from BGLS and, in certain circumstances, Brooke in consideration for BGLS Debt, cash and Interest Settlement paid by such holders, (ii) such holders shall as a result thereof receive Equity Ownership of Newco in the reorganization of New Valley,
(iii) Newco shall acquire 100% of the Equity Ownership of Reorganized New Valley for cash and Equity Ownership of Newco and (iv) the New Valley Class A Preferred Shares and New Valley Common Shares of old New Valley shall be converted pursuant to a merger transaction or another business combination into Equity Ownership of Newco (the class of New Valley Class A Preferred Shares being the only class of Equity Ownership of New Valley that receives any distribution in the reorganization of New Valley).





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October 4, 1993
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I.  Defined Terms Used Herein

Acceptable New Valley                      A plan of reorganization of New
Reorganization                             Valley under chapter 11 of the
                                           federal Bankruptcy Code pursuant to
                                           which except as waived by the Apollo
                                           Holder:

                                                (i)  Newco shall have acquired
                                           beneficial ownership of 100% of the
                                           Equity Ownership of Reorganized New
                                           Valley in the following
                                           circumstances: (A) a cash investment
                                           in Reorganized New Valley of not
                                           more than $60,000,000 (which shall
                                           represent an Equity Ownership of
                                           Reorganized New Valley of not less
                                           than 30%), (B) issuance of 30.345%
                                           of the Equity Ownership of Newco in
                                           connection with a merger transaction
                                           or another business combination
                                           between New Valley and a subsidiary
                                           of Newco pursuant to the plan of
                                           reorganization whereby the BGLS
                                           Portion of the Equity Ownership of
                                           New Valley is converted into the
                                           right to receive 30.345% of the
                                           Equity Ownership of Newco (it being
                                           understood that such 30.345% of the
                                           Equity Ownership of Newco and a
                                           nominal amount of cash shall be
                                           distributed to the Participating
                                           Holders in respect of their
                                           acquisition of Equity Ownership of
                                           New Valley from BGLS pursuant to the
                                           Exchange or from BGLS or Brooke
                                           pursuant to the Purchase in
                                           connection with such merger
                                           transaction or other business
                                           combination) and (C) issuance of
                                           39.6555% of the Equity Ownership of
                                           Newco and delivery of a nominal
                                           amount of cash in connection with
                                           such merger transaction or other
                                           business combination to the other
                                           holders of Equity Ownership in New
                                           Valley (except any holders of
                                           classes of equity interests which
                                           are to receive nothing pursuant to
                                           the plan of reorganization) in
                                           exchange for such remaining Equity
                                           Ownership;

                                                (ii)  Newco shall have issued
                                           not more than a 7.5% Equity
                                           Ownership of Newco to Electronic
                                           Data Systems Corporation or another
                                           investor acceptable to the Apollo
                                           Holder in its sole discretion for
                                           cash of at least






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                                       $15,000,000 and shall have issued 22.5%
                                       Equity Ownership of Newco to the Apollo
                                       Holder for cash of not more than
                                       $45,000,000;

                                            (iii)  the consolidated Debt of
                                       Reorganized New Valley and Newco at
                                       the effective date of such plan does not exceed the sum of (x) $225,000,000 for Debt other than letter of credit reimbursement obligations and (y)_ up to $20,000,000 in letter of credit reimbursement obligations for letters of credit to secure ordinary course performance of obligations of
                                       Reorganized New Valley and its
                                       subsidiaries;

                                             (iv)  any Debt (except Debt
                                       described in the next clause (v)) issued in connection with the reorganization of New Valley shall (A) have a final maturity of not less than eight years and no mandatory redemption or other repurchase or other retirement obligation before six years, (B) have a blended average annual interest rate of not more than 10.5% and (C) have financial covenants and other terms and conditions reasonably acceptable to the Apollo Holder;

                                              (v)  any Debt issued or other
                                       payments made in exchange for tax claims against New Valley shall (A) have an amortization schedule requiring not not fewer than six equal annual installments (subject to such earlier amortization as shall be required by the Federal Bankruptcy Code), (B) be unsecured and (C) have financial covenants (if any) and other terms and conditions reasonably acceptable to the Apollo Holder;

                                             (vi)  the only class of Equity
                                       Ownership of New Valley that receives
                                       any distribution in respect of the
                                       reorganization is the class of New
                                       Valley Class A Preferred Shares; and





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                                           (vii)  all other terms and
                                           conditions of the Plan shall be
                                           satisfactory to the Apollo Holder.

                                           Such plan shall also be consummated
                                           in circumstances in which the
                                           applicable conditions to the
                                           obligation of the Apollo Holder to
                                           participate in the Exchange and
                                           Purchase as set forth in Section
                                           II.C.2 are satisfied or waived.

Affiliate or affiliate                     Of any specified Person means any
                                           other Person directly or indirectly
                                           controlling, controlled by or under
                                           common control with such specified
                                           Person.  For the purposes of this
                                           definition, "control" (including,
                                           with correlative meanings, the terms
                                           "controlled by" and "under common
                                           control with"), as applied to any
                                           Person, means the possession,
                                           directly or indirectly, of the power
                                           to direct or cause the direction of
                                           the management or policies of such
                                           Person, whether through the
                                           ownership of voting securities, by
                                           agreement or otherwise.

Apollo Holder                              AIF II, L.P. and/or Artemis Finance
                                           SNC, as the context requires, and/or
                                           one or more related entities that at
                                           a time referred to herein by reason
                                           of a transfer shall hold any BGLS
                                           Debt now held by the Apollo Holder
                                           and shall have executed a supplement
                                           hereto (to the extent that this
                                           letter agreement is at the time in
                                           effect) and has otherwise become a
                                           party to the applicable Definitive
                                           Documents.  Such transfer shall not
                                           relieve the original Apollo Holder
                                           from liability for failure of the
                                           transferee to perform the Apollo
                                           Holder's obligations hereunder.

Associate or associate                     Of any specified Person means an
                                           "associate" of such Person within
                                           the meaning of Rule 12b-2 under the
                                           Securities Exchange Act of 1934, as
                                           in effect on the date hereof.

BGLS                                       BGLS Inc., a Delaware corporation.





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BGLS 14-1/2% Debt                          14.500% Subordinated Debentures due
                                           1998 of BGLS.

BGLS 16-1/8% Debt                          13.500% Senior Subordinated Reset
                                           Notes due 1997 of BGLS, the annual
                                           interest rate on which has been
                                           reset to 16-1/8%.

BGLS Debt                                  The BGLS 14-1/2% Debt and/or the
                                           BGLS 16-1/8% Debt, as the context
                                           requires.

BGLS Portion of                            The portion of the Equity Ownership
the Equity Ownership                       of New Valley held by BGLS on the
of New Valley                              date hereof.

Brooke                                     Brooke Group Ltd., a Delaware
                                           corporation.


Brooke Parties                             BGLS and Brooke

Closing Date                               The date of closing of the Exchange
                                           and Purchase, which shall be on the
                                           effective date of an Acceptable New
                                           Valley Reorganization.

CVR Obligation                             As defined in Section III.B.1.

Debt Indebtedness for borrowed money or that would appear as indebtedness on a balance sheet prepared in accordance with generally accepted accounting principles, guaranties of indebtedness, conditional sales and capitalized lease obligations and indebtedness issued in connection with an Acceptable New Valley
                                           Reorganization in satisfaction of
                                           claims of the New Valley 19-1/4%
                                           Senior Secured Notes and unsecured
                                           claims including tax claims against
                                           New Valley, but excluding any PBGC
                                           liabilities.

Definitive Documents                       As defined in Section II.C.2.b.

EBITDAP Test                               As defined in Section II.C.2.f.

Equity Ownership                           With respect to any corporation,
                                           fully diluted equity ownership of
                                           such corporation, the amount or
                                           percentage of which shall be
                                           calculated on the basis of economic
                                           and voting power, on a fully diluted
                                           basis, of such corporation, but, in
                                           the case of Newco, without giving





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                                           effect to the economic or voting
                                           power attributable to the Newco
                                           Preferred Shares.

Exchange The exchange of Equity Ownership of New Valley by BGLS for BGLS 16-1/8% Debt, cash and Interest Settlement described in Sections II.A.1 and II.C, including participation in the related Interest Transaction.

Exchange Agent                             As defined in Section II.A.1.

Exchange Agreement                         As defined in Section II.A.1.c.

Indemnification Agreement                  As defined in Section II.A.3.a.

Interest Loans                             The loans (including, as applicable,
                                           the related notes) to be made to
                                           BGLS by the Participating Holders
                                           relating to the October Interest
                                           Installments, as described in
                                           Section II.A.2.

Interest Settlement                        Assignment to BGLS of Interest
                                           Loans.  The amount Interest
                                           Settlement shall be calculated by
                                           reference to the original principal
                                           amount of the related Interest
                                           Loans, but the assignment of any
                                           Interest Settlement shall include
                                           the related interest accrued
                                           thereon.

Interest Transaction                       As defined in Section II.A.2, the
                                           making of the Interest Loans
                                           relating to the October Interest
                                           Installments.

Interest Loan                              The documents relating to the
Documents                                  Interest Transaction, as described
                                           in Section II.A.

LeBow Bennett LeBow and (i) any Person, other than Brooke, or any Person controlled by Brooke, in which he shall own more than a 10% economic interest or control more than 10% of the voting power or (ii) his spouse and any of his descendants or (iii) any trust created by him or with regard to which he serves as a trustee or co-trustee.

New Valley                                 New Valley Corporation, a New York
                                           corporation.





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New Valley Class A                         $15 Class A Increasing Rate
Preferred Shares                           Cumulative Senior Preferred
                                           Shares, par value $0.01 per share,
                                           of New Valley.

New Valley Class B                         $3.00 class B Cumulative Convertible
Preferred Shares                           Preferred Shares of New Valley.

New Valley Common                          Common Shares, par value $0.01 per
Shares                                     share, of New Valley.

New Valley 19-1/4%                         19-1/4% Senior Secured Notes due
Senior Secured Notes                       December 15, 1992 of New Valley

Newco A corporation to be organized for purposes of acquiring the Equity Ownership of Reorganized New Valley, which corporation shall be capitalized as set forth in the definition of Acceptable New Valley Reorganization and in the definition of Newco Preferred Shares.

Newco Preferred                            Shares of non-voting,
Shares                                     non-convertible preferred stock of
                                           Newco having an aggregate
                                           liquidation preference of $1,000,000
                                           and other terms reasonably
                                           acceptable to the Apollo Holder to
                                           be sold in connection with the
                                           Acceptable New Valley Reorganization
                                           to an investor reasonably acceptable
                                           to the Apollo Holder pursuant to a
                                           contract entered into before the
                                           Closing Date on terms reasonably
                                           acceptable to the Apollo Holder.

October Interest                           The installments of interest due on
Installments                               October 1, 1993 with respect to the
                                           BGLS Debt to be exchanged in the
                                           Exchange or purchased in the
                                           Purchase.

Participating Holders                      The holders of BGLS Debt that
                                           participate in the Exchange and, if
                                           applicable, the Purchase.

Person or person                           An individual, partnership,
                                           corporation, limited liability
                                           company, business trust, joint stock
                                           company, trust, unincorporated
                                           association, joint venture,
                                           governmental authority or other
                                           entity of whatever nature.





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Purchase                                   The purchase of Equity Ownership of
                                           New Valley from Brooke for BGLS
                                           14-1/2% Debt and from BGLS for cash
                                           and Interest Settlement described in
                                           Sections II.A.1 and II.C.

Reorganized New Valley                     New Valley as reorganized pursuant
                                           to the Acceptable New Valley
                                           Reorganization.

Termination Event                          As defined in Section III.B.1.

Withdrawing Holder                         As defined in Section II.A.1.d(i)(a).


II.  The Transactions

         A. Exchange and Purchase; Interest Transaction; Certain Other Documents Delivered in Connection Herewith and with the Execution and Delivery of the Exchange Agreements and the Purchase Agreements; Amendment of BGLS Debt Indentures and Certain Actions

                 1. Exchange and Purchase. As promptly as practicable after the date hereof, BGLS shall propose the following transactions to the holders (other than Brooke, BGLS or any affiliate or associate thereof or any such holder than BGLS with the concurrence of the Apollo Holder shall exclude therefrom because of uncertainty as to the nature and qualifications of such holder), ("Eligible 16-1/8% Holders") of BGLS 16-1/8% Debt as of September 30, 1993 ("Record Date"):

                          a. Exchange. Each Eligible 16-1/8% Holder shall be entitled to exchange with, or pay to, BGLS, as the case may be, on the Closing Date (i) (x) BGLS 16-1/8% Debt held by such Eligible 16-1/8% Holder as of the Record Date (y) cash and (z) Interest Settlement for (ii) Equity Ownership of New Valley. The basis of such exchange shall be as set forth in
                 Section II.,A.1.c. Each Eligible 16-1/8% Holder shall be entitled to participate in the Exchange with respect to all but not less than all the BGLS 16-1/8% Debt held by such Eligible 16-1/8% Holder as of the Record Date, subject to the cutback described in Section II.A.1.c.ii (any such Eligible 16-1/8% Holder that elects to participate, "Participating 16-1/8% Holder").

                          b. Purchase. If Participating 16-1/8% Holders hold less than $88,900,000 aggregate principal amount of BGLS 16-1/8% Debt, each Participating 16-1/8% Holder that also holds BGLS 14-1/2% Debt as of the Record Date ("Eligible 14-1/2% Holder") shall be entitled to





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                 purchase on the Closing Date additional Equity Ownership of
                 New Valley (x) from Brooke, in consideration for the transfer to Brooke of BGLS 14-1/2% Debt held by such Eligible 14-1/2% Holder as of the Record Date, and (y) from BGLS, in consideration for cash paid and Interest Settlement assigned by such Eligible 14-1/2% Holder to BGLS. The basis of each such purchase shall be as set forth in Section II.A.1.c. Each Eligible 14-1/2% Holder shall be entitled to participate in the Purchase with respect to all or any portion of the BGLS 14-1/2% Debt held by such Eligible 14-1/2% Holder as of the Record Date, subject to the cutback described in Section II.A.1.c.iii (any such Eligible 14-1/2% Holder that elects to participate, "Participating 14-1/2% Holder").

                          c. Determination of Basis of Participation in Exchange and Purchase. The basis of each Participating Holder's participation in the Exchange and Purchase shall be determined ("Determinations") as follows:

                                  i. Basis Expressed in "Units"; "Indications" of Participations. The basis of participation in the Exchange and Purchase shall, as to Equity Ownership of New Valley, be expressed in Units. A "Unit" shall mean a unit of one New Valley Class A Preferred Share and 121.986077 New Valley Common Shares. As used in this Section II.A.1, the term "indicate" and correlative terms shall, as applied to a Participating Holder, refer to the indication that a Participating Holder shall make as to the amount of BGLS Debt held by it that it wishes to include in the Exchange and Purchase in its response to the solicitation by BGLS of participation in the Exchange and the Purchase.

                                  ii.  Determination of Participation in
                          Exchange Among Participating 16-1/8% Holders. The amount of BGLS 16-1/8% Debt with respect to any Participating 16-1/8% Holder that shall be exchanged in the Exchange (its "Accepted 16-1/8% Amount") and the amount of cash and Interest Settlement that shall be exchange in the Exchange by such Participating 16-1/8% Holder shall be determined as follows:

                                        (i)(a) if the aggregate of all amounts
                                  of BGLS 16-1/8% Debt indicated for
                                  participation by all Participating 16-1/8%
                                  Holders (with respect to each Participating
                                  16-1/8% Holder, its "Indicated 16-1/8%





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                                  Amount") does not exceed $88,900,000, each
                                  Participating 16-1/8% Holder's Accepted
                                  16-1/8% Amount shall equal its Indicated
                                  16-1/8% Amount: and

                                        (b)  otherwise, each Participating
                                  16-1/8% Holder's Accepted 16-1/8% Amount shall equal its Indicated 16-1/8% Amount multiplied by $88,900,000 divided by the aggregate of all Indicated 16-1/8% Amounts;

                                        (ii)  the amount of cash that shall be
                                  exchanged in the Exchange by such
                                  Participating 16-1/8% Holder shall equal
                                  $15,000,000 multiplied by the Accepted
                                  16-1/8% Amount of such Participating 16-1/8%
                                  Holder divided by $88,900,000; and

                                        (iii)  the amount of Interest
                                  Settlement that shall be exchanged in the Exchange by such Participating 16-1/8% Holder shall equal the amount of the Interest Loans corresponding to the October Interest Installments payable on the Accepted 16-1/8% Amount of such Participating Holder.

                                  iii.  Determination of Participation in
                          Purchase Among Eligible 14-1/2% Holders. The amount of BGLS 14-1/2% Debt with respect to any Participating 14-1/2% Holder in consideration of which such Participating 14-1/2% Holder shall purchase Units in the Purchase (its "Accepted
                          14-1/2% Amount") and the ammount of cash and Interest Participating Settlement in consideration of which such 14-1/2% Holder shall purchase Units in the Purchase shall be determined as follow:

                                        (i) (a)  an amount ("Spread Amount")
                                  equal to the excess, if any, of (x)
                                  $88,900,000 over (y) the aggregate of all Accepted 16-1/8% Amounts shall be determined; and

                                        (b)  each Participating 14-1/2%
                                  Holder's Accepted 14-1/2% Amount shall equal the lesser of (x) the amount indicated by such Participating 14-1/2% Holder and (y) (A) the Spread Amount multiplied by (B) such Participating 14-1/2% Holder's Accepted 16-1/8% Amount divided by (C) the aggregate of all Accepted 16-1/8% Amounts; provided, however, that, if, as a result of the





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October 4, 1993
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                                  foregoing, the aggregate Accepted 14-1/2%
                                  Amounts of all Participating 14-1/2% Holders is less than the Spread Amount, the Accepted 14-1/2% Amount of the Apollo Holder shall be increased by the excess of the Spread Amount over the aggregate of all Accepted 14-1/2% Amounts (including for this purpose the Accepted 14-1/2% Amount of the Apollo Holder determined before application of this proviso) so that the aggregate of all Accepted 14-1/2% Amounts equals the Spread Amount;

                                        (ii)  the amount of cash in
                                  consideration of which such Participating
                                  14-1/2% Holder shall purchase Units in the Purchase shall equal $15,000,000 multiplied by the Accepted 14-1/2% Amount of such Participating 14-1/2% Holder divided by $88,900,000; and

                                        (iii)  the amount of Interest
                                  Settlement in consideration of which such Participating 14-1/2% Holder shall purchase Units in the Purchase shall equal the amount of the Interest Loans corresponding to the October Interest Installments payable on the Accepted 14-1/2% Amount of such Participating Holder.

                                  iv.  Determination of Number of 16-1/8% Cash
                          Units. The number of Units that shall be allocable to the cash component of the Exchange ("16-1/8% Cash Units") shall equal, for each Participating 16-1/8% Holder, 160,867 multiplied by its Accepted 16-1/8% Amount divided by $88,900,000.

                                  v.  Determination of Number of 16-1/8%
                          Interest Units. The number of Units allocable to the Interest Settlement component of the Exchange ("16-1/8% Interest Units") shall equal, for each Participating 16-1/8% Holder, the original principal amount of Interest Loans related to the BGLS 16-1/8% Debt comprising the Accepted 16-1/8% Amount of such Participating 16-1/8% Holder divided by $93.24456995.

                                  vi.  Determination of Number of 14-1/2% Cash
                          Units. The number of Units that shall be allocable to the cash component of the Purchase ("14-1/2% Cash Units") shall equal, for each Participating 14-1/2% Holder, 160,867 multiplied





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October 4, 1993
Page 12

                          by the Accepted 14-1/2% Amount of such Participating 14-1/2% Holder divided by $88,900,000.

                                  vii.  Determination of Number of 14-1/2%
                          Interest Units. The number of Units allocable to the Interest Settlement component of the Purchase ("14-1/2% Interest Units") shall equal, for each Participating 14-1/2% Holder, the original principal amount of Interest Loans related to the BGLS 14-1/2% Debt comprising the Accepted 14-1/2% Amount of such Participating 14-1/2% Holder divided by $93.24456995.

                                  viii.  Determination of Number of 14-1/2%
                          Debt Units. The number of Units that shall be allocable to the BGLS 14-1/2% Debt component of the Purchase ("14-1/2% Debt Units") shall equal, for each Participating 14-1/2% Holder, the Accepted 14-1/2% Amount of such Participating 14-1/2% Holder multiplied by $0.30 divided by $93.24456995.

                                  ix.  Determination of Number of 16-1/8% Debt
                          Units. The aggregate number of Units that shall be allocable to the BGLS 16-1/8% Debt component of the Exchange ("16-1/8 Debt Units") shall equal, for each Participating 16-1/8% Holder, the product of (A) (x) 650,869 minus (y) the sum of (i) the aggregate number of 16-1/8% Cash Units, (ii) the aggregate number of 16-1/8% Interest Units, (iii) the aggregate number of 14-1/2% Cash Units, (iv) the aggregate number of 14-1/2% Interest Units and (v) the aggregate number of 14-1/2% Debt Units and (B) such Participating 16-1/8% Holder's Accepted 16-1/8% Amount divided by
                          (C) the aggregate of all Accepted 16-1/8% Amounts.

                                  x. Redetermination of Basis of Exchange and Purchase in Certain Circumstances. If any Participating Holder becomes or is deemed to become a Withdrawing Holder, the Determinations made pursuant to this Section II.A.1.a shall be made again as if such Participating Holder had indicated that it did not wish to include any BGLS Debt held by it in the Exchange and Purchase but with the effect that (i) the Accepted 16-1/8% Amounts and the Accepted 14-1/2% Amounts of the Participating Holders other than the Apollo Holder shall not change, and (ii) with respect to the Apollo Holder, first, the Apollo Holder's Accepted 14-1/2% Amount (together with associated cash





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                          payments and Interest Settlement) shall be increased
                          to the extent necessary to cause the entire BGLS Portion of the Equity Ownership of New Valley to be subject to the Exchange and Purchase and second, if the increase pursuant to the preceding clause "first" does not cause the entire BGLS portion of the Equity Ownership of New Valley to be subject to the Exchange and Purchase, the Apollo Holder's Accepted 16-1/8% Amount (together with associated cash payments and Interest Settlement) shall also be so increased to the extent necessary to cause the entire BGLS Portion of the Equity Ownership of New Valley to be subject to the Exchange and Purchase. The Definitive Documents shall also contain comparable provisions requiring the Determinations to be made again if any Participating Holder fails to perform its obligation to participate in the Exchange and Purchase.

                          d.  Exchange Agreement; Purchase Agreement;
                 Withdrawal Rights; Timing; Standstill Agreement; Interest Transaction; Disclosure. On or before October 28, 1993, (x) BGLS and each Participating 16-1/8% Holder shall execute and deliver an agreement and related documentation ("Exchange Agreement") and (y) if applicable, Brooke and each Participating 14-1/2% Holder shall execute and deliver an agreement and related documentation ("Purchase Agreement") relating to that portion of the Purchase in which BGLS 14-1/2% Debt is being sold to Brooke, and BGLS and such Participating 14-1/2% Holder shall execute and deliver another Purchase Agreement relating to that portion of the Purchase in which cash is being paid and Interest Settlement is being assigned to BGLS. The Exchange Agreement and Purchase Agreements shall contain such terms and conditions consistent with the provisions of this letter agreement as shall be reasonably acceptable to the Apollo Holder, BGLS and, if applicable, Brooke and shall include the following:

                                  (i)(a) each Participating 16-1/8% Holder and each Participating 14-1/2% Holder (in either case, "Participating Holder"), other than the Apollo Holder, shall be entitled to withdraw in whole but not in part from participation in the Exchange and Purchase by notice given to the parties to the Exchange Agreement and Purchase Agreements no more than five business days after the confirmation date of the Acceptable New Valley Reorganization (any such Participating Holder that elects to withdraw, in whole but not in part "Withdrawing

October 4, 1993
Page 14

                          Holder"), and (b) each Participating Holder's participation in the Exchange and Purchase shall be otherwise irrevocable (subject to fulfillment of the conditions applicable thereto); and

                                  (ii)  such Participating Holder shall agree
                          (A) not to bring any action challenging the validity of the Exchange or Purchase or of this letter agreement or the consummation of the transactions contemplated hereby or in the Exchange Agreement or Purchase Agreement or alleging any default as a result thereof under the indentures pursuant to which the BGLS Debt was issued; provided, however, that such agreement shall not prevent any such Participating Holder from objecting to the terms of the proposed disposition of any claim or interest that it may have with regard to New Valley, (B) to participate in the Interest Transaction on the basis described in Section II.A.2 with respect to the October Interest Installments allocable to the BGLS Debt owned by such Participating Holder as of the Record Date and (C) in the case of the Apollo Holder, to cooperate reasonably in connection with the consummation of the Exchange, the Purchase and an Acceptable New Valley Reorganization; the foregoing agreements in clauses (A) and (B) shall continue even if a Participating Holder becomes a Withdrawing Holder.

                          As promptly as practicable after the date hereof; the
                 Apollo Holder shall cause counsel for the Apollo Holder to prepare and deliver drafts of the Exchange Agreement and Purchase Agreements and related documentation; and BGLS shall cause counsel for BGLS to prepare and deliver drafts of appropriate disclosure documentation (attaching certain Definitive Documentation) relating to the Exchange and Purchase so that such transactions shall comply with all securities laws applicable to each component thereof. The Apollo Holder, with respect to the disclosure documentation, shall have the right to review and comment on any disclosure relating to the Apollo Holder, related persons and the participation of the Apollo Holder and related persons in the transactions contemplated hereby. From the time of dissemination of such disclosure documentation, Eligible 16-1/8% Holders shall have until 5:00 p.m. eastern time October 27, 1993 to decide whether to participate in Exchange and Purchase.

October 4, 1993
Page 15

                          e. Interest Accrued on BGLS Debt Surrendered in the Exchange and Purchase. Each Participating Holder shall be entitled to offset all interest accrued for periods subsequent to the interest period to which the October Interest Installments relate on BGLS Debt exchanged or transferred by such Participating Holder against any cash payment otherwise due by such Participating Holder to BGLS in connection with the Exchange or Purchase.

                          f. Distribution of Equity Ownership in the Exchange and Purchase; Exchange Agent; Free and Clear Deliveries of Equity Ownership and BGLS Debt. Equity Ownership of New Valley otherwise delivered to Participating Holders in the Exchange or Purchase shall be delivered to an exchange agent ("Exchange Agent") that shall exchange such Equity Ownership of New Valley for Equity Ownership of Newco and a nominal amount of cash pursuant to the applicable provisions of the Acceptable New Valley Reorganization, and such Equity Ownership of Newco and cash shall thereafter be distributed to the Participating Holders. All deliveries of Equity Ownership by BGLS or Brooke and all deliveries of BGLS Debt and Interest Settlement by Participating Holders shall be free and clear of all liens, security interests or other charges ("Liens"), options, warrants or other rights of others.

                          g. Closing Date. The Exchange and Purchase shall be consummated on the Closing Date as described in Section II.C.1.

                          h. Brooke and BGLS Participation. Neither Brooke nor BGLS nor any affiliate thereof shall be entitled to participate as a Participating Holder with respect to any BGLS Debt which it might hold at any time.

All other terms of the Exchange and Purchase shall be reasonably acceptable to the Apollo Holder, BGLS and, if applicable, Brooke.

                 2. Interest Transaction. Each Participating Holder shall agree as follows pursuant to the Exchange Agreement and Purchase Agreement with respect to the October Interest Installments allocable to the BGLS Debt to be exchanged or transferred by such Participating Holder in the Exchange or
Purchase:

                          a. Making of Interest Loans. Each participating Holder shall make to BGLS, immediately following the payment of the October Interest Installment to which such Participating Holder is entitled, Interest Loans

October 4, 1993
Page 16

                 in an aggregate amount equal to the October Interest Installments paid to such Participating Holder, against delivery to the applicable Participating Holder of one or more promissory notes evidencing the Interest Loans executed by BGLS, security documents and related documents (such promissory notes, security documents and related documents, "Interest Loan Documents") having the terms set forth in the Summary of Terms attached hereto. Each Participating Holder shall pay, to an escrow agent to be selected by Brooke and the Apollo Holder, on or before noon eastern time on October
                 28, 1993 the maximum amount of Interest Loans which such Participating Holder would be required to make if all its BGLS 16-1/8% Debt and all BGLS 14-1/2% Debt which such Participating Holder has indicated that it wishes to transfer were accepted for exchange or purchase before any proration with regard to Participating Holders. In the event that after compliance with the provisions of this Section II.A.2 by all Participating Holders the amount of BGLS Debt indicated for participation in the Exchange and Purchase exceeds the amount that may participate therein after giving effect to Section II.A.1, the escrow agent shall refund to each Participating Holder any amounts with respect to which such Participating Holder is ultimately not required to make an Interest Loan.

                          b. Terms of Interest Loans. The Interest Loans shall have terms as set forth on the Summary of Terms attached hereto.

                 3. Certain Other Documents Delivered in Connection Herewith and with the Exchange and Purchase Agreement.

                          a. Immediately prior to the execution and delivery of this letter agreement, Brooke shall have entered into an indemnification agreement with the Apollo Holder
                 ("Indemnification Agreement").

                          b. Concurrently with the execution and delivery of this letter agreement, BGLS shall deliver, or cause there to be delivered, to the Apollo Holder a favorable opinion of Mudge Rose Guthrie Alexander and Ferdon ("Mudge Rose") as to the inapplicability of Section 912 of the New York Business Corporation Law ("BCL 912") to New Valley.

                          c. Prior to the making of any Interest Loan by any Participating Holder, BGLS shall deliver, or cause there to be delivered, to the other signatories thereto:

October 4, 1993
Page 17

                                  (i)  a favorable opinion acceptable to the
                          Apollo Holder of Mudge Rose as to the inapplicability of BCL 912 to New Valley:

                                  (ii)  a favorable opinion acceptable to the
                          Apollo Holder of Milbank, Tweed, Hadley & McCloy ("Milbank Tweed") as to such matters as the Apollo Holder shall reasonably request;

                                  (iii)  favorable opinions acceptable to the
                          Apollo Holder of other counsel for Brooke, BGLS and New Valley as to such matters as the Apollo Holder shall reasonably request; and

                                  (iv)  such certificates and other documents
                          relating to the foregoing and other customary matters as to which parties receive assurances at closings which the Apollo Holder shall reasonably request.

                          d. As a condition to the obligations of the Apollo Holder to execute and deliver the Exchange Agreement and of the Participating Holders to make the Interest Loans relating thereto, the Apollo Holder shall be satisfied that satisfactory progress has been make with regard to development of a plan for an Acceptable New Valley Reorganization.

                          e. As a condition to the obligations of the Apollo Holder to execute and deliver the Purchase Agreements and of the Participating Holders to make the Interest Loans relating thereto:

                                  (i)  the Apollo Holder shall be satisfied
                          that satisfactory progress has been made with regard to development of a plan for an Acceptable New Valley Reorganization; and

                                  (ii)  the Exchange Agreement shall have been
                          executed and delivered by the parties thereto and the Participating Holders shall have substantially contemporaneously made the Interest Loans relating thereto.

                          f. Concurrently with the execution and delivery of the Exchange Agreement and the Purchase Agreements, the Participating Holders shall deliver, or cause there to be delivered, to the other signatories thereto, such opinions of counsel and other closing documents as shall be reasonably specified therein.

October 4, 1993
Page 18

                 4. Agreement to Participate in Exchange and Purchase by Apollo Holder. Subject to the terms and conditions hereof, the Apollo Holder shall execute an Exchange Agreement with regard to all 16-1/8% BGLS Debt held by it on the date hereof and execute Purchase Agreements with regard to all 14-1/2% BGLS Debt held by it on the date hereof. In the event any Participating Holder shall become a Withdrawing Holder, the Apollo Holder shall be required to participate in a Purchase with respect to an additional principal amount of BGLS 14-1/2% Debt equal to the principal amount of the BGLS Debt withdrawn by the Withdrawing Holder. In addition, on the Closing Date, the Apollo Holder shall make an Interest Loan to BGLS in an amount equal to the October Interest Installments with respect to such additional BGLS 14-1/2% Debt held by the Apollo Holder. If clause "second" of Section II.A.1.c.x(ii) shall apply, such additional participation shall also include an additional Exchange by the Apollo Holder and a corresponding additional Interest Loan.

                 5. Agreement to Amend BGLS Debt Indentures and Take Certain Actions. Subject to the terms and conditions hereof, BGLS agrees to take such steps as shall be required to effect the following as of the Closing Date:

                          a. The indentures pursuant to which the BGLS Debt is issued ("the Indentures") shall be amended (the "Amendments") in a manner satisfactory to the Apollo Holder, in its sole discretion, in the following respects:

                                  i.  To prohibit loans or advances as
                          described below and the payment of dividends or other distributions on (other than dividends payable solely in shares of common stock of BGLS), and the purchase, redemption or other acquisition or retirement for value of, directly or indirectly, capital stock (or options or other rights to acquire capital stock or the settlement of any such options or rights) of BGLS ("Restricted Payments") to the extent that such Restricted Payments would exceed the lesser of:

                                  (a)  (i)  for the 12-month period beginning
                          on the Closing Date, an aggregate amount of $8,000,000; (ii) for the 18-month period beginning on the Closing Date, an aggregate amount of $12,000,000 (including any amount paid pursuant to clause (i)); and (iii) for the 24-month period beginning on the Closing Date an aggregate amount of $19,500,000 (including any amount paid pursuant to clauses (i) and (ii) ); and

October 4, 1993
Page 19

                                  (b)  amounts, if any, which would otherwise
                          be permitted under the Indentures as in effect on the date hereof.

                          Any loan or advance, or any payments on existing
                 loans and advances, by BGLS or its subsidiaries to Brooke or any affiliate or associate of Brooke (other than to BGLS or subsidiaries of BGLS) shall for the 24-month period beginning on the Closing Date be considered as a Restricted Payment in application of the foregoing test.

                          Notwithstanding the foregoing limitations on
                 Restricted Payments, the following shall be permitted to the extent consistent with the existing Indentures and shall not be Restricted Payments hereunder:

                                  (a)  any distribution of securities of New
                          Valley constituting part of an Acceptable New Valley Reorganization or otherwise contemplated hereunder;

                                  (b)  Any Restricted Payment to the extent
                          such Restricted Payment is immediately applied to repurchase BGLS Debt held by persons other than Brooke or its affiliates or associates and such BGLS Debt is immediately thereafter contributed to BGLS for cancellation or pledged as collateral under appropriate instruments in support of the BGLS Debt consistent with the terms of the Indentures; and

                                  (c) Any Restricted Payment in an amount
                          necessary to permit Brooke to pay the dividend on its Series F Preferred Stock in the amount of $30,058,125 as described in the SkyBox International Inc. Form 10, provided that the proceeds of such Restricted Payment are immediately applied to repay amounts due from the recipients of the Series F Preferred Stock dividend or their Affiliates or Associates to BGLS or are otherwise contributed to the capital of BGLS.

                          ii. To require that prior to making any Restricted Payment during the 24-month period beginning on the Closing Date, except for certain de minimis payments to be defined in the Amendments, BGLS receive an opinion as to the solvency of BGLS after making the Restricted Payment in a form to be mutually agreed between BGLS and the Apollo Holder prior to the Closing Date from an independent evaluation firm of recognized

October 4, 1993
Page 20

                 national standing not reasonably objected to by either of the Indenture Trustees under the Indentures (the "Indenture Trustee(s)"); and

                          iii. To render inapplicable for the 24-month period beginning on the Closing Date provisions of the existing Indentures which permit Restricted Payments except as provided in Section II.5.a and to provide that, subsequent to such 24-month period, no unused amounts of Unrestricted Payments as defined in the Indentures created by virtue of the fact that Restricted Payments during the 24-month period were limited as provided herein shall thereafter be permitted pursuant to the Indentures.

                          b. BGLS shall deposit with an independent escrow agent for application to the interest installments due April 1, 1994 with respect to the BGLS Debt, the lesser of (i) the $15,000,000 cash payment received by it pursuant to Section II.A, which amount may be reduced to the extent of any accrued interest offset by a Participating Holder pursuant to Section II.A.1.e against such cash payment an (ii) the amount of such interest installments after giving effect to the transactions contemplated hereby.

                          c. BGLS shall enter into a pledge and security agreement with an independent collateral agent to secure payment of the interest installments due October 1, 1994 with respect to the BGLS Debt, pursuant to which BGLS shall maintain deposited with such collateral agent at all times from and after the Closing Date until payment thereof cash, SkyBox Preferred Stock and/or marketable securities (as defined in the Interest Loan Documents) with an aggregate Collateral Value at least equal to the maximum amount from time to time of such interest installments. For the purposes hereof: (A) "SkyBox Preferred Stock" will mean shares of the Series A Preferred Stock of SkyBox International, Inc. (as in effect on the date hereof); and (B) "Collateral Value" will mean as of any time (i) the amount of any cash or government securities with a maturity on or before October 1, 1994 on deposit at such time, plus (ii) if the aggregate market value of the outstanding common stock of SkyBox International, Inc. at such time is at least equal to the aggregate liquidation preference (excluding accrued but unpaid dividends) of the SkyBox Preferred Stock then outstanding, 50% of the aggregate liquidation preference (excluding accrued but unpaid dividends) of any shares of SkyBox Preferred Stock on deposit at such time, otherwise 33% of the aggregate

October 4, 1993
Page 21

                 liquidation preference (excluding accrued but unpaid dividends) of such shares of SkyBox Preferred Stock and plus
                 (iii) 50% of the aggregate market value of any marketable securities on deposit at such time.

            B. Acquisition of New Valley Shares by Brooke; Transfer of Non-BGLS Assets by Brooke to BGLS and Pledge of Purchased BGLS Debt by Brooke and Certain Affiliate Transactions.

                 1. Transfer of Shares and Non-BGLS Assets. If any BGLS 14-1/2% Debt is to be purchased by Brooke, immediately before consummation of the Purchase, Brooke shall acquire the Equity Ownership of New Valley that will be delivered to the Exchange Agent in the Purchase in respect of BGLS 14-1/2% Debt so purchased. In addition, at such time (and regardless of whether or not any such Equity Ownership of New Valley is to be acquired by Brooke), Brooke shall transfer to BGLS all assets then held by Brooke other than its Equity Ownership of BGLS and approximately [$17,000,000] principal amount of note(s) owed by LeBow to Brooke issued previously hereto (the "Non-BGLS Assets"). To the extent that the fair market value of the Non-BGLS Assets transferred to BGLS equals or exceeds the fair market value of the Equity Ownership of New Valley transferred to Brooke, the Non-BGLS assets shall be deemed to have been transferred to BGLS in consideration for the transfer of such Equity Ownership of New Valley to the extent of the fair market value of the latter, with any excess of the fair market value of such Non-BGLS Assets over the fair market value of such Equity Ownership of New Valley being deemed to constitute a capital contribution by Brooke to BGLS. To the extent that the fair market value of the Equity Ownership of New Valley transferred to Brooke exceeds the fair market value of the Non-BGLS Assets transferred to BGLS, such excess shall be deemed to constitute a dividend from BGLS to Brooke. Anything to the contrary contained herein notwithstanding, to the extent that the provisos contained in the first paragraph of Section 5.05 of the Indentures shall not have been complied with insofar as any such transactions are concerned, the fair market value of the Equity Ownership of New Valley transferred to Brooke shall be deemed to constitute a dividend from BGLS to Brooke. For the purposes of this paragraph all references to "fair market value" shall mean the fair market value of the Non-BGLS Assets or the Equity Ownership of New Valley as determined by one or more appraisers selected by the Brooke Parties and reasonably acceptable to the Apollo Holder. Notwithstanding the above exclusion of t [$17,000,000] principal amount of note(s) owed by LeBow to Brooke, Brooke shall contribute any proceeds of such note(s) to BGLS when received after the Closing and if such note(s) remain outstanding at December 31, 1994 shall contribute the note(s) to BGLS.

October 4, 1993
Page 22

                 2. Covenants Relating to Non-BGLS Assets. Brooke will use its best efforts to obtain any consents or approvals of any person required for the transfer of the Non-BGLS Assets to BGLS, including, without limitation the approval of its stockholders, if required (and Bennett LeBow, by his execution hereof, irrevocably agrees to vote or cause to be voted in favor of such approval any Equity Ownership of Brooke with respect to which he directly or indirectly has the power to exercise voting control.)

                 3. Effect of Transfers on Indenture Covenants. No transfer or payment whether before dr after the Closing Date by Brooke or its Affiliates or Associates to BGLS, as contemplated in this Letter Agreement, and whether or not considered a contribution to capital, including without limitation as contemplated by II.B.1., II.B.4 and II.A.5, shall increase the amount of Restricted Payments or Unrestricted Payments (as defined in the Indentures) which might be made from time to time pursuant to the Indentures.

                 4.  Certain Affiliate Transactions.

                 a. During the 24-month period following the Closing Date, if BGLS or a subsidiary of BGLS (the "BGLS Owners") owns directly or indirectly a security which is also owned directly or indirectly by Brooke or LeBow (the"Brooke Owners"), Brooke will not, to the extent within its control, cause or permit a transaction or series of transactions with the issuer of the subject security to occur whereby the BGLS Owners are afforded different rights than the Brooke Owners.

                 b. Prior to the Closing Date, Brooke will not (i) make loans or advances, or pay any existing loans or advances, other than advances in the ordinary course of business, to LeBow or (ii) declare or pay any dividend or make any other distribution on any of Brook's capital stock (other than dividends or distributions payable in common stock of Brooke) or (iii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any capital stock of Brooke (or options or other rights to acquire capital stock or settle such options or rights) (all of the foregoing, "Brooke Restricted Payments") if the aggregate of such Brooke Restricted Payments would exceed the greater of (i) $2,000,000 and (ii) the product of $8,000,000 multiplied by a fraction represented by the number of days from October 1, 1993 to the payment date over 365. Notwithstanding the foregoing limitations on Brooke Restricted Payments, there shall not be considered a Brooke Restricted Payment any divided or distribution in an amount necessary to permit Brooke to pay the dividend on its Series F Preferred Stock in the amount of $30,058,125 as described in the SkyBox International Inc. Form 10, provided that the proceeds of such dividend or distribution are immediately applied to repay amounts due to BGLS or Brooke by

October 4, 1993
Page 23

the recipients of the dividend or their Affiliates or Associates or otherwise contributed to the capital of BGLS.

                 c. Prior to the Closing Date, Brooke shall not, directly or indirectly, sell lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract or understanding with regard to its properties or assets for the benefit, of,

                 (i)  LeBow or

                 (ii) any person except in the ordinary course of business to the extent such action could reasonably be expected to result in Brooke's inability to transfer assets to BGLS as contemplated in
         Section II.B.1 in an amount of which the fair market value equals or exceeds the fair market value of Equity Ownership of New Valley which BGLS will be required to transfer to Brooke on the Closing Date other than (x) transactions which do not involve in the aggregate more than $500,000; or (y) pursuant to the terms of contracts or agreements as in existence on the date hereof. Notwithstanding the foregoing, nothing in this
Section II.B.4.c shall be construed to limit the payment of compensation and reimbursement of expenses in the ordinary course of business.

                 5. Pledge of Purchased BGLS Debt. Subject to satisfaction of the terms and conditions hereof in favor of Brooke or BGLS, with respect to any BGLS 14-1/2% Debt purchased by Brooke from Participating Holders pursuant hereto, immediately after the Closing Date, Brooke shall execute and deliver to the trustee under the BGLS 16-1/8% Debt Indenture a non-recourse guaranty of the remaining BGLS 16-1/8% Debt until such Debt shall be paid in full secured by a first lien on such BGLS 14-1/2% Debt, which shall be deposited with such trustee under an appropriate agreement (and under such agreement, in the absence of a default, BGLS shall receive the interest payable on such BGLS 14-1/2% Debt). In addition, Brooke shall agree to deposit with such Trustee as a part of such security interest any BGLS Debt it may acquire thereafter.

         C.  Closing of the Exchange and Purchase

                 1. Closing of the Exchange and Purchase. On the Closing Date, immediately before giving effect to the Acceptable New Valley Reorganization, the following transactions shall be consummated substantially contemporaneously by the Participating Holders, BGLS and, if a Purchase is to occur, Brooke:

                 a. Exchange. The Participating 16-1/8% Holders shall deliver to BGLS the applicable amounts of BGLS Debt (all

October 4, 1993
Page 24

         duly endorsed for transfer with appropriate signature guaranties), cash and Interest Settlement described in Section II.A.1, and BGLS shall deliver to the Exchange Agent on behalf of the Participating 16-1/8% Holders the amount of Equity Ownership of New Valley held by BGLS described in Section II.A.1.

                 b. Purchase. If a Purchase is to occur, the Participating 14-1/2% Holders shall deliver to Brooke the applicable amounts of BGLS Debt (all duly endorsed for transfer with appropriate signature guaranties) described in Section II.A.1 and to BGLS the applicable amounts of cash and Interest Settlement, and Brooke shall deliver to the Exchange Agent on behalf of the Participating 14-1/2% Holders the amount of the Equity Ownership of New Valley required to be sold pursuant to Section II.A.1 to the Participating 14-1/2% Holders and BGLS shall deliver to the Exchange Agent on behalf of the Participating 14- 1/2% Holders the amount of Equity Ownership of New Valley required to be sold in exchange for the cash paid and Interest Settlement assigned to BGLS pursuant to Section II.A.1.

                 c. New Valley Class A Preferred Shares Held by Exchange Agent. As a result of the deliveries referred to in Sections II.C.1.a and b, the Exchange Agent shall hold 650,869 New Valley Class A Preferred Shares and 79,754 Common Shares.

                 d. Closing Documents. The Brooke Parties shall deliver, or cause to be delivered, closing documents, in form and substance reasonably satisfactory to the Apollo Holder, comparable to those referred to in Section II.A.3, together with such other closing documents as the Apollo Holder shall reasonably request. Such closing documents shall include opinions of counsel reasonably acceptable to the Apollo Holder comparable to the opinions referred to in Section IIA.3 and a letter satisfactory to the Apollo Holder in its sole discretion from an independent evaluation firm satisfactory to the Apollo Holder in its sole discretion addressed to the Apollo Holder and BGLS as to the solvency of BGLS after giving effect to the acquisition of New Valley Class A Preferred Shares and New Valley Common Shares by Brooke pursuant to Section II.B.1, and the Exchange and Purchase.

                 e. Interest Transaction. The terms of the Interest Transaction shall be applicable to the October Interest Installments.

                 2. Conditions to Exchange and Purchase. The obligations of the Participating Holders to participate in the

October 4, 1993
Page 25

Exchange and Purchase shall be subject to compliance by the Brooke Parties to make, or cause to be made, the deliverises referred to in Section II.C.1.d and to the following additional conditions precendent as well as any additional conditions in their favor contained in the Definitive Documents:

                 a. Acceptable New Valley Reorganization; Date. An Acceptable New Valley Reorganization shall be effective on or before March 31, 1994.

                 b. Definitive Documents. Execution and delivery of appropriate defininitive documentation relating to the Exchange and Purchase ("Definitive Documents", which term shall include the Indemnification Agreement and this letter agreement, as the context requires).

                 c. Absence of Litigation. As set forth in the Definitive Documentation, absence of certain pending or threatned litigation or claims with respect to the Exchange and Purchase or New Valley.

                 d. Compliance with Legal Requirements. As set forth in the Definitive Documentation, compliance with all legal and regulatory requirements relating to the Exchange and Purchase.

                 e.  Accuracy of Representations; Compliance with Covenants.
         As set forth in the Definitive Documentation, the continuing accuracy in all material respects of al lrepresentations and warranties herein and therein and compliance in all material respects with all covenants herein and therein of BGLS and Brooke.

                 f. EBITDAP Test. New Valley shall have satisfied the EBITDAP Test. The "EBITDAP Test" shall be satisfied if, for the 12-month period ending on the last day of any month, the consolidated net income of New Valley and its subsidiaries, excluding interest income and non-recurring income or loss items plus interest expense, income taxes, depreciation and income amortization and pension charges, (calculated in the same manner as calculated in the Long Range Business Forecase of New Valley as provided to its creditors' committee in July, 1993) ("EBITDAP") shall exceed (i) $75,000,000 for any applicable period ending on or before November 30, 1993; and (ii) $78,000,000 for the period ending on December 31, 1993; and (iii) $80,000,000 for any applicable period ending thereafter. BGLS shall cause New Valley to prepare and deliver to the Apollo Holder no later than 30 days after the end of each month an income statement of New Valley in Sufficient detail to determine whether New Valley is in compliance with the EBITDAP Test and a computation of EBITDAP for each period, together with a

October 4, 1993
Page 26

         certificate of the most senior financial officer of New Valley stating that such income statement has been prepared in accordance with generally accepted accounting principles consistently applied and that such computation has been properly derived from such income statement. BGLS shall cause New Valley to afford the Apollo Holder and its independent certified public accountants access to its books and records and to its independent certified public accountants in order to verify the accuracy of such income statement and computation. On or before March 15, 1994, BGLS shall also cause New Valley to provide the Apollo Holder with audited financial statements for the year ended December 31, 1993 certified by its independent certified public accountants as having been prepared in accordance with generally accpeted accounting principles consistently applied.

                 g. Absence fo Material Adverse Changes. Absence of material adverse changes since the date hereof to the business, assets, financial condition, operations or prospects of New Valley.

                 h. Pension Plan. Since the date hereof, New Valley's obligations in respect of the Western Union Pension Plan ("Pension Plan"), including obligations to the Pension Benefit Guaranty Corporation ("PBGC"), shall not have been altered or modified in any material respect, including the amount due and timing of any required payments to the PBGC or funding of the Penbsion Plan, nor shall any additional material commitments or assurances have been extended to the PBGC or any other governmental agency in respect thereof, nor shall any legislation have been passed by either house of Congress or any regulation proposed which could reasonably be expected materially to increase the amount or materially accelerate the timing of any such payment or funding.

                 i. Tax Representations; Tax Basis. Continuing accuracy of the representations set forth in Section III.C.2.b; in addition, the Apollo Holder shall not have notified BGLS that it has reason to believe that New Valley's taxable income (other than "alternative minimum taxable income" within the meaning of Section 55 of the Internal Revenue Code of 1986, as amended ("Tax Code")) (Computed without regard to any deduction for net operating losses) for the period from January 1, 1993 through the Closing Date , including any such income which arises by reason of consummation of the Acceptable New Valley Reorganization and the making of an election under Section 338 of the Tax Code, will exceed the net operating losses of New Valley which are deductible against such income or that the tax basis of Reorganized New Valley's assets for federal

October 4, 1993
Page 27

         income tax purposes will not equal or exceed the fair market value of those assets as of the day after the Closing Date.

                 j. Sale of Newco Preferred Shares. The Newco Preferred Shares shall have been sold in accordance with the definition thereof.

                 k. Corporate Governance of Newco. The Apollo Holder shall be satisfied as to the composition of the board of directors of Newco (at least a majority of the members of which shall have been approved by the Apollo Holder) and other matters relating to the corporate governance of Newco.

                 l. Employee Incentive Arrangements. The plans, agreemtns and other arrangements for the incentive compensation (whether or not equity-linked) of employees and consultants of Newco, Reorganized New Valley and their subsidiaries ahsll be reasonably acceptable to the Apollo Holder.

                 m. CVR Obligation; Litigation. The CVR Obligation shall have been discharged and satisfied in full and the status of any litigation with regard to alleged defaults under the CVR Obligation or actions taken by Brooke or BGLS (including without limitation the SkyBox transaction) in connection with or related to the CVR Obligations shall be reasonably satisfactory to the Apollo Holder.

                 Any of the foregoing conditions to the Exchange or Purchase may be waived by the Apollo Holder in its sole discretion without regard to the wishes of any Participating Hodler; provided, however, that no Participating Holder shall be required to complete its Exchange or Purchase if a condition material to such Participating Holder has been waived without its consent and, in the event of such non-completion, the Apollo Holder shall be obligated to complete the Exchange or Purchase as to such non-consenting Participating Holder as if such non-consenting Participating Holder were a Withdrawing Holder.

                 The obligations of BGLS and, if applicable, Brooke to participate in the Exchange and Purchase shall be subject to the following conditions precedent as well as any additional conditions contained in the Definitive Documents:

                 a. Definitive Documents. Execution and delivery of Definitive Documents.

                 b. Absence of Litigation. As set forth in the Definitive Documents, absence of certain final judgments or orders restraining consummation of the transactions contemplated hereby.

October 4, 1993
Page 28

                 c. Compliance with Legal Requirements. As set forth in the Definitive Documents, compliance with all legal and regulatory requirements relating to the Exchange and Purchase.

                 d.  Accuracy of Representations; Compliance with Covenants.
         As set forth in the Definitive Documents, the continuing accuracy in all material respects of all representations and warranties herein and therein and compliance in all material respects with all covenants herein and therein of the Participating Holders.

                 3. Definitive Documents. The Definitive Documents shall contain provisions appropriate for transactions of this kind, including representations and warranties relating to, among other things, the matters covered by the closing documents described in Section II.A.3 and appropriate covenants, conditions and indemnities in connection therewith. The parties hereto shall negotiate in good faith the terms of the Definitive Documents.


III.  Certain Other Matters

         A. Ownership of New Valley by BGLS and Brooke; Proposals for Other New Valley Plans of Reorganization; Due Diligence; Financial Informaiton

                 1. Ownership of New Valley and BGLS Dept by BGLS and Brooke; Proposals for Other New Valley Plans of Reorganization; BCL 912. Brooke and BGLS covenant and agree that, until the termination of this letter agreement, they shall not, directly, or indirectly, except as required by the bankruptcy court administering New Valley's case, (i) take any action except as contemplated hereby (nor shall they, directly or indirectly, cause or, to the extent within their power, cause or permit New Valley or any affiliate or associate of Brooke or BGLS to take any action) that would cause or permit the Equity Ownership of BGLS or Brooke in New Valley (x) to change from the Equity Ownership of such person in effect on the date hereof (any such change, "Capital Event") or (y) to be subjected ("Lien Imposition") to any Lien, (ii) acquire or dispose of (nor to the extent within their power cause or permit an affiliate or associate to acquire or dispose of) any BGLS Debt ("Debt Event"),
(iii) propose, or directly or indirectly cause or solicit any other person to propose, a plan of reorganization of New Valley other than an Acceptable New Valley Reorganization (any such proposition, causation or solicitation, "Other Plan Proposal") or (iv) cause or, to the extent within their power, permit new Valley to take any action so that BCL 912 shall become applicable to it. As used in clause (i) of the preceding sentence, "action" includes without limition entering into any agreement,

October 4, 1993
Page 29

arrangement or understading or soliciting or etertaining any proposals, in each case whether or not in writing and whether or not subject to conditions. BGLS and Brooke shall immediately notify the Apollo Holder of the occurrence of any Capital Event, any Lien Iposition, any Debt Event and the applicability of BCL 912 to New Valley, and any approach or offer that it may receive with respect to any Capital Event, Lien Imposition, Debt Event or Other Plan Proposal.

                 2. Brooke/BGLS Diligence. BGLS shall cooperate with and afford the Apollo Holder and its representatives with an opportunity to conduct such diligence (subject to reasonable confidentiality measures) with regard to the affairs of Brooke and BGLS as the Apollo Holder shall reasonabley request in connection with the transactions contemplated hereby including access and copies of all relevant Debt instruments of Brooke and BGLS and unconsolidated and consolidating financial statements of Brooke, BGLS and their affiliates.

                 3. New Valley Due Diligence. BGLS and Brooke shall use their best efforts to cause New Valley to afford immediately upon execution hereof the Apollo Holder the right to conduct due diligence (directly or through representative) with respect to New Valley, inclucing the historical tax attributes thereof.

                 4. Financial Information. For so long as the Apollo Holder continues to hold any BGLS Debt or any Interest Loans, BGLS shall provide to the Apollo Holder in a timely manner audited annual and unaudited quarterly consolidated financial statements for BGLS and its subsidiaries in such scope as regularly required to be provided the Indenture Trustees pursuant to
Section 5.10 of the Indentures.

           B.  Termination

                 1. Termination Events. The Apollo Holder may, by notice to BGLS and Brooke, terminate this letter agreement and its participation in the Exchange and Puchase, (i) on November 27, 1993, unless New Valley shall have filed with the bankruptcy court administering its case a plan that is consistent, in the reasonable judgment of the Apollo Holder, with the substantive elements of an Acceptabel New Valley Reorganizaiton described in the definition thereof, (ii) on March 31, 1994, unless before such date an Acceptable New Valley Reorganization shall have become effective, (iii) upon the occurrence of a Capital Event, (iv) upon the occurrence of a Lien Imposition, (v) upon the occurrence of a Debt Event, (vi) upon the occurrence of an Other Plan Proposal, (vii) during the continuance of a "Default" (other than the current continuing Default related to the Octover Interest Installments) or an "Event of Default" under the indenture relating ot either series of BGLS Debt, including without limitation any event of

October 4, 1993
Page 30

insolvency or bankruptcy with regard to BGLS as described therein, (viii) during the continuacne of a "Default" or an "Event of Default" described in the Interest Loan Documents, (ix) during the continuance of a material adverse change since the date hereof to the business, assets, financial condition, operations or prospects of New Valley, (x) if, as of the end of any month after the date hereof, New Valley shall not have satisfied the EBITDAP Test, (xi) upon the expiraion or other termination of the period during which New Valley shall have the exclusive right to propose a plan of reorganization with respect to its case, (xii) if an event of the nature described as an Event of Default in Section 8.01 of the Indenture dated as of Aril 1, 1988 under which the BGLS 16-1/8% Debt has been issued shall occur and be continuing with respect to an obligation of Brooke as if Brooke were the Issuer thereunder, including without limitation any event of insolvency or bankruptcy of Brooke as described in subsection 8.01(5) or (6), (xiii) during the continuance of a "Default" or "Event of Default" under the Contingent Value Rights Agreement from Brooke to Ameritrust Company National Associateion, dated as of Novermber 19, 1990, as amended (the obligations relating thereto, "CVR Obligation"), (xiv) if (a) any action shall be finally adjudicated in a manner adverse to BGLS, Brooke or New Valley challenging the validity of or seeking to enjoin consummation of any of the transactions contemplated by this letter agreement or the Exchange Agreement or either Purchase Agreement or (b) any injunction or temporary restraining order shall be entered by a court having jurisdiction over Brooke restraining consummation of the SkyBox transaction, (xv) upon the failure of any representation or warranty of BGLS or Brooke herein to continue to be accurate in all material respects or upon the failure of BGLS or Brooke to comply with all its convenants herein in all material repsects or (xvi) the conditions set forth in Section II.A.3.d shall fail to have been satisfied or waived as of ther time set forth therein (each such satisfied or waived as of the time set forth therein (each such event or date referred to in clause (i) through (xvi), "Termination Event"). BGLS and/or Brooke shall immediately notify the Apollo Holder of the occurrence of any Termination Event upon obtaining knowledge thereof. BGLS may, by notice to the Apollo Holder, terminate this letter agreement and the participation by BGLS and Brooke in the Exchange and Purchase (i) upon the occurrence of the Termination Event describe in clause (xiv) (a) of the first sentence of this Section III.B.1, (ii) if the Interest Loans are not made as required hereunder by the Participating Holders accompanied by the documents specified in the Exchange Agreement and Purchase Agreement or (iii) on June 30, 1994, unless before such date an Acceptabel New Valley Reorganizaiton shall have become effective.

                 2. Effect of Termination. Upon any such termination, (i) any Interest Loans shall become immediately due and payable and (ii) the rights an obligaitons of the parties hereunder shall terminate, except for any rights of the Apollo Holder in

October 4, 1993
Page 31

the event of a breach by BGLS or Brooke of the convenants set forth in Section III.A, for the rights of the Apollo Holder under Section III.D and for the rights of the beneficiaries of the Indemnification Agreement, all of which shall survive any such termination.

           C.  Representation and Warranties

                 1. Representation and Warranties of Each Party. Each party hereto represents and warrants as follows:

                          a. Authorization and Non-Contravention. It has duly authorized by all necessary action the execution, delivery and performance of each of this letter agreement and, if applicable, the Indemnification Agreement ("Current Documents") to which it is a party, and neither its execution and delivery thereof nor its consummation of the transactions contemplated thereby nor its compliance therewith does or will
                 (i) require any approval of its stockholders or any approval or consent of any trustee or holders of any of its debt or obligations, except such as have been duly obtained, (ii) contravene any government rule applicable to or binding on it or any of its properties if such contravention would have a material adverse effect on its financial condition, business, operations or prospects or its ability to perform any of its material obligations under any such document, (iii) contravene or result in any breach of or constitute any default under, or result in the creation of any Lien (except as contemplated hereby) upon any of its property under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, loan or credit agreement, charter, by-law or other agreement or document to which it is a party or by which it or any of its properties are bound or affected or (iv) require the taking of any action by or in respect of any governmental authority or any private party, except such as have been duly obtained, made or taken.

                          b. Enforceability. It has duly executed and delivered each of the Current Documents to which it is a party, and each such Current Document constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                 2. Representations and Warranties of BGLS and Brooke. BGLS and Brooke each represents and warrants as follows with repsect to itself:

                          a. Ownership of New Valley Capital Stock. BGLS owns 650,869 of the New Valley Class A Preferred Shares and 79,399,254 of the New Valley Common Shares and neither Brooke nor BGLS has any other Equity Ownership with regard

October 4, 1993
Page 32

         to New Valley. There are outstanding as of the date hereof 1,501,411 New Valley Class A Preferred Sharees, and there were outstanding as of June 30, 1993, 188,112,409 New Valley Common Shares and 2,791,304 New Valley Class B preferred Shares, and no material change has ocurred since June 30, 1993 in the equity capitalization (including without limitation options, warrants or rights (including without limitation convertible and exchangeable securities) to acquire equity securities) of New Valley from that described in the Form 10-Q of new Valley for the period ended on such date. Upon consummation of the Exchange, none of Brooke, BGLS, any subsidiary of either thereof and, to the knowledge of Brooke or BGLS, any affiliate of either thereof shall legally or beneficially own any capital stock of New Valley or any options, warrants or rights (including without limitation convertible and exchangeable securities) to acquire such capital stock.

                          b.  Tax Representations.

                                  (i)  At December 31, 1992, New Valley had a
                 net operation loss carryover, within the meaning of Section 172 of the Tax Code, of at least $1,090,000,000 of which no more than $360,000,000 was subject to the limitations imposed on the deduction of net operating losses by section 382 of the Tax Code.

                                  (ii) At the time of each "ownership change", within the meaning of Section 382 of the Tax Code of New Valley during 1987, the fair market value of New Valley's assets exceeded New Valley's tax basis for such assets for federal income tax pruposes.

                                  (iii)  At no time during any consecutive
                 three-year period beginning on January 1, 1988 and ending on the Closing Datge (without giving effect to the Echange and Purchase or the Accepatable New Valley Reorganization) has there been or will there have been an ownership change, within the meaning of Section 382 of the Tax Code, of New Valley.

                                  (iv)  For the period from December 31, 1992
                 to the Closing Date, New Valley will not have taxable income within the meaning of Section 63 of the Tax Code in excess of $90,000,000.

                                  (v)  If New Valley were to sell all of its
                 assets on the Closing Date, no more than 5% of any income from such a sale would be allocable to the State of California.

October 4, 1993
Page 33

                                  (vi)  For any period prior to January 1,
                 1993, New Valley has never been liable for the alternative minimum tax imposed by section 55 of the Tax Code or any predecessor provision.

         The tax representations set forth in this Section III.C.2.b shall not survive the Closing Date.

                          c. Debt Schedule. As of the date hereof, the Debt for money borrowed or guaranteed of BGLS and Brooke consists of those instruments and agreements to be described in a Debt Schedule to be delivered to the Apollo Holder concurrently with the execution and delivery hereof, which shall also describe (i) the collateral or guaranties by which any such Debt is secured and (ii) certain repurchases, retirements and ownership by Brooke, BGLS and affiliates thereof of BGLS Debt.

                          d. Absence of Brooke and BGLS Debt Defaults. There is not continuing (i) an "Event of Default" under the indenture relating to either series of BGLS Debt, and none of BGLS and each other current and predecessor obligor under such indenture has previously received any notice of default from any holder of such BGLS Debt and (ii) no material default has occurred and is continuing under the CVR Obligation (including any "Default" or "Event of Default" with respect thereto) or any other Brooke Debt instrument.

                          e. Financial Statements. Brooke and BGLS have each previously delivered to the Apollo Holder copies of its individual and consolidating financial statements for the annual periods ending December 31, 1992 and 1991 and quarterly statements for each calendar quarter of 1993 which have been prepared in accordance with generally accepted accounting principles consistently applied.

                          f. Accuracy of Information. All information furnished and to be furnished to the Apollo Holder by Brooke or BGLS in connection with its evaluation of the transactions contemplated hereby is and shall be true and correct in all material respects.

                 3. Representations and Warranties of Apollo Holder. The Apollo Holder represents and warrants that (i) AIF II, L.P. owns $29,650,000 aggregate principal amount of 16-1/8% Debt and $20,250,000 aggregate principal amount of BGLS 14-1/2% Debt, (ii) Artemis Finance SNC owns $18,750,000 aggregate principal amount of BGLS 16-1/8% Debt and $20,250,000 aggregate principal amount of 14-1/2% Debt, in each case free and clear of any Lien (and the Apollo Holder covenants that it shall not sell, transfer any of its BGLS Debt if the transferee does not concurrently become an

October 4, 1993
Page 34

"Apollo Holder" as defined herein), and (iii) the Apollo Holder will be acquiring any securities to be acquired pursuant to the Definitive Documents for its own account and not with a present view of any distribution thereof in violation of the Securities Act of 1933, and the Apollo Holder is an "accredited investor" within the meaning of regulation D thereunder.

         D.  Expenses

                 Brooke covenants and agrees to reimburse the Apollo Holder, promptly after demand, for all out-of-pocket expenses, including without limitation all fees and disbursements of attorneys and accountants, reasonably incurred by or on behalf of the Apollo Holder which are directly related to the Purchase or Exchange and are not otherwise reimbursed.

         E.  Publicity

                 No party hereto, directly or indirectly, shall make any press release or other public announcement relating to the transactions contemplated hereby until the closing Date without affording the other parties hereto a reasonable opportunity to comment thereon.

October 4, 1993
Page 35

         F.  Miscellaneous

                 This letter agreement and the Definitive Documents shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles governing conflicts of laws. This letter agreement embodies the entire agreement and understanding between you and us and supersedes any prior agreements and understandings relating to the subject matter hereof. This letter agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto and not any other person; it being understood that other Participating Holders are not deemed to be parties hereto. This letter agreement may be executed in multiple counterparts.

                                                             Very truly yours,

                                           AIF II, L.P.

                                           By APOLLO ADVISORS, L.P.
                                              Managing General Partner

                                              By APOLLO CAPITAL MANAGEMENT, INC.
                                                 General Partner


                                                 By    /s/ Peter P. Copsew
                                                       ------------------------
                                                       Peter P. Copsew
                                                       Vice President


                                           ARTEMIS FINANCE SNC

                                           By LION ADVISORS, L.P.
                                              Attorney-in-Fact

                                              By LION CAPITAL MANAGEMENT, INC.
                                                 General Partner


                                                 By    /s/ Peter P. Copsew
                                                       -------------------------
                                                       Peter P. Copsew
                                                       Vice President

October 4, 1993
Page 36

The terms of the foregoing letter
agreement are accepted as of the
date first set forth above.

BGLS INC.


By   /s/ Bennett S. LeBow
     --------------------
     Bennett S. LeBow
     Chairman and President

BROOKE GROUP LTD.


By   /s/ Bennett S. LeBow
     --------------------
     Bennett S. LeBow
     Chairman and President
     (also signing in his individual
      capacity for purposes of
      Section II.B.2)

October 4, 1993
Page 37

                      Summary of Terms for Interest Loans

                 The terms of the Interest Loans shall include without limitation the following:

                 1. The Interest Loans shall be senior secured obligations of BGLS.

                 2. The collateral for the Interest Loans shall be a first-priority perfected security interest in (a) 100% of the capital stock of Liggett Group, Inc., a Delaware corporation, other than the one share of Series A Preferred Stock pledged to Brooke ("Liggett Stock Collateral") and (b) for so long as either (i) any Series A Preferred Stock of Liggett remains outstanding or (ii) any litigation challenging in any respect the manner in which the CVR Obligation has been discharged has not been finally resolved, (A) SkyBox Preferred Stock, (B) cash, (C) marketable securities, (D) U.S. government securities maturing not later than March 31, 1994, or (E) any combination of
(A) through (D), with an aggregate Collateral Value (as determined pursuant to the provisions of Section II.C.5.c of the foregoing letter agreement) equal to the aggregate amount of principal and accrued interest under the Interest Loans (the "SkyBox Collateral" and, together with the Liggett Collateral, the "Interest Loan Collateral").

                 3. The Interest Loans shall be due and payable in any of the following circumstances: (i) on March 31, 1994, unless such Interest Loans have been assigned to BGLS; (ii) on the date on which the letter agreement relating to the Exchange and Purchase has been terminated pursuant to Section III.B thereof; (iii) upon acceleration of the BGLS Debt; and (iv) following acceleration upon the occurrence of an "Event of Default" under the Interest Loan Documents.

                 4. Interest will accrue on the Interest Loans at the rate of 12.500% per annum.

                 5. The Interest Loan Documents shall contain appropriate covenants of BGLS relating to the maintenance of the Interest Loan Collateral and the following matters: (i) payment existence and regulation of fundamental events and (iv) such other matters (other than financial covenants) as are customary in agreements of such type and mutually acceptable to the Apollo Holder and the Brooke Parties.

                 6. On the date on which and Acceptable New Valley Reorganization has become effective, and Interest Loans held by a Participating Holder shall be exchanged for Equity Ownership of New Valley pursuant to the Exchange and Purchase unless the holder thereof shall have become a Withdrawing Holder, in which case such Interest Loans shall be due and payable.